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                                                                   EXHIBIT 10.10

                          RESTRICTED SHARES AGREEMENT

      Developers Diversified Realty Corporation, an Ohio corporation (the "Company"), has granted to ______________________ (the "Holder"),
________________ of the Company's Common Shares, without par value (the "Restricted Shares"). The Restricted Shares have been granted pursuant to the Developers Diversified Realty Corporation [1996/1998/2002/2004] Equity-Based Award Plan (the "Plan") and are subject to all provisions of the Plan, which are hereby incorporated herein by reference, and to the following provisions of this Agreement (capitalized terms not defined herein are used as defined in the Plan):

      Section 1. Vesting. The Restricted Shares will vest in annual ____% increments with the first ______ Restricted Shares vesting on ______________ (each such date a "Vesting Date").

      Section 2. Purchase Price. The purchase price of the Restricted Shares is $-0-. The fair market value of the Restricted Shares is $_______ per share. The Restricted Shares will be issued in uncertificated form. The Restricted Shares will be held by the Company in an account for the benefit of the Holder until such shares have vested in accordance with Section 1 above. The Company will transfer the vested Restricted Shares to the Holder's account within a reasonable period of time after each Vesting Date.

      Section 3. Transferability. The Holder may transfer Restricted Shares prior to vesting, during his or her lifetime (i) to one or more members of such Holder's family, (ii) to one or more trusts for the benefit of one or more of such Holder's family, or (iii) to a partnership or partnerships of members of such Holder's family, provided that no consideration is paid for the transfer and that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, with respect to the Restricted Shares. The Restricted Shares are also transferable by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Internal Revenue Code or the Employment Retirement Income Security Act of 1974, as amended). The transferee of any Restricted Shares will be subject to all restrictions, terms, and conditions applicable to the Restricted Shares.

      Section 4. Termination of Employment. If the Holder's employment by the Company or any Subsidiary or Affiliate terminates prior to all of the Restricted Shares vesting, the Restricted Shares will vest or be forfeited as follows:

      (a) Termination by Death. If the Holder's employment with the Company or any Subsidiary or Affiliate terminates by reason of death, all Restricted Shares shall vest and any restriction lapse (unless such vesting is deferred at the election of the Holder).

      (b) Termination by Reason of Disability. If the Holder's employment with the Company or any Subsidiary or Affiliate terminates by reason of Disability, all Restricted Shares shall vest and any restriction lapse (unless such vesting is deferred at the election of the Holder).

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      (c) Termination for Retirement. If the Holder's employment with the
Company or any Subsidiary or Affiliate terminates by reason of Retirement, all Restricted Shares shall vest and any restriction lapse (unless such vesting is deferred at the election of the Holder). "Retirement" means retirement from active employment with the Company, a Subsidiary or Affiliate at the earlier to occur of: (i) a participant attaining the age of 55, or (ii) a participant attaining the age of 50 and accruing 15 years of credited service for the Company, a Subsidiary or Affiliate.

      (d) Other Termination. Unless otherwise determined by the Committee after the time of granting the Restricted Shares, if the Holder's employment with the Company or any Subsidiary or Affiliate terminates for any reason other than death, Disability or Retirement, any Restricted Shares which are unvested or subject to restrictions at the time of termination will be forfeited upon termination.

      (e) Leave of Absence. If the Holder is granted a leave of absence by the Company or any Subsidiary or Affiliate, his or her employment will not be considered terminated, and he or she will continue to be deemed an employee of the Company or Subsidiary or Affiliate during such leave of absence or any extension thereof granted by the Company, Subsidiary or Affiliate for purposes of the Plan.

      Section 5. Shareholder Rights and Restrictions. Except with regard to the disposition of Restricted Shares, the Holder will generally have all rights of a shareholder with respect to the Restricted Shares from the date of grant, including, without limitation, the right to receive dividends with respect to such Restricted Shares and the right to vote such Restricted Shares, subject to any restrictions in this Agreement or in the Plan.

      Section 6. Dividends. All dividends payable on the Restricted Shares (whether or not vested) will be payable in [cash] [additional Restricted Shares that will be subject to the same restrictions and other terms and conditions that apply to the Restricted Shares with respect to which such dividends are issued].

      Section 7. Taxes. The Holder hereby agrees to pay to the Company, in accordance with the terms of the Plan, any federal, state or local taxes of any kind required by law to be withheld and remitted by the Company with respect to the Restricted Shares. The Holder may satisfy such tax obligation, in whole or in part, by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon vesting of the Restricted Shares with a Fair Market Value equal to the amount of such taxes, or (ii) delivering to the Company other Shares with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined. If the Holder does not make such payment to the Company, the Company shall have the right to withhold from any payment of any kind otherwise due to the Holder from the Company, any federal, state or local taxes of any kind required by law to be withheld with respect to the award or vesting of the Restricted Shares.

      Section 8. Deferral. If the Company has adopted a deferred compensation plan with respect to equity-based awards, the Holder may, in his or her sole discretion, elect to participate under that deferral plan.

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      Section 9. Subject to the Plan. This Agreement is made and the Restricted
Shares evidenced hereby are granted under and pursuant to, and they are expressly made subject to all of the terms and conditions of, the Plan, notwithstanding anything herein to the contrary. The Holder hereby acknowledges receipt of a copy of the Plan and that the Holder has read and understands the terms and conditions of the Plan.

      Section 10. Securities Law Compliance.

      (a) The Holder agrees that the Company may impose such restrictions on the Shares as are deemed advisable by the Company, including, without limitation, restrictions relating to listing or trading requirements. The Holder further agrees that certificates representing the Shares may bear such legends and statements as the Company shall deem appropriate or advisable to assure, among other things, compliance with applicable securities laws, rules and regulations.

      (b) The Holder agrees that any Shares which the Holder may acquire by virtue of this Agreement may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by the Holder unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to such Shares has become effective so as to permit the sale or other disposition of such Shares by the Holder, or (ii) there is presented to the Company an opinion of counsel satisfactory to the Comany to the effect that the sale or other proposed disposition of such Shares by the Holder may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to such Shares under the Securities Act of 1933, as amended.

      Section 11. Rights of the Holder. The granting of the Restricted Shares shall in and of itself not confer any right of the Holder to continue in the employ of the Company and shall not interfere in any way with the right of the Company to terminate the Holder's employment at any time, subject to the terms of any employment agreement between the Company and the Holder.

      Section 12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, except to the extent otherwise governed by Federal law.

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      IN WITNESS WHEREOF, the parties have subscribed their names hereto.

                                             DEVELOPERS DIVERSIFIED REALTY
                                             CORPORATION, an Ohio corporation

                                             By:_______________________________
                                                 David M. Jacobstein, President

DATE OF GRANT:

________________________, 200__

                             ACCEPTANCE OF AGREEMENT

      The Holder hereby:

      (a) Acknowledges that he/she has received a copy of the Plan and a copy of the Company's most recent Annual Report and other communications routinely distributed to the Company's shareholders;

      (b) Accepts this Agreement and the Restricted Shares granted to him/her under this Agreement subject to all provisions of the Plan and this Agreement;

      (c) Represents and warrants to the Company that he/she is acquiring the Restricted Shares for his/her own account, for investment, and not with a view to or any present intention of selling or distributing the Restricted Shares either now or at any specific or determinable future time or period or upon the occurrence or nonoccurrence of any predetermined or reasonably foreseeable event; and

      (d) Agrees that no transfer of the Restricted shares will be made unless the Restricted Shares have been duly registered under all applicable Federal and state securities laws pursuant to a then effective registration which contemplates the proposed transfer or unless the Company has received the written opinion of, or satisfactory to, its legal counsel that the proposed transfer is exempt from such registration.

                                             __________________________________
                                              Holder's Signature

                                             __________________________________
                                              Holder's Social Security Number